UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2006

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2006, in connection with Material Sciences Corporation’s (“MSC”) appointment of James M. Froisland as Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary, MSC and Mr. Froisland entered into a letter agreement setting forth the terms of Mr. Froisland’s employment (the “Offer Letter”). The material terms of the Offer Letter are summarized in Item 5.02 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2006, MSC issued a press release to announce that the Board of Directors appointed James M. Froisland, age 55, Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary of MSC on June 21, 2006. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. MSC also announced Mr. Froisland’s appointment at MSC’s Annual Meeting of Shareowners on June 22, 2006.

Mr. Froisland worked as a private consultant from September 2005 to June 2006. He served as Senior Vice President, Chief Financial Officer and Chief Information Officer at InteliStaf Healthcare, Inc., a private provider of healthcare staffing services, from May 2002 to September 2005. From November 2000 to May 2002, Mr. Froisland was an independent consultant whose work during that time included providing chief financial officer and chief information officer services to USA Broadband, Inc., a provider of satellite digital video and data services. From February 2000 to November 2000, Mr. Froisland was Vice President and Chief Financial Officer for Burns International Services Corporation, a physical security and related services company. Prior to that, Mr. Froisland served as Vice President - Corporate Controller at Anixter International Inc., a distributor of communications and specialty wire and cable products. He also has held senior finance, accounting and information technology positions with Budget Rent A Car, Allsteel Inc. and The Pillsbury Company.

Under the terms of the Offer Letter Mr. Froisland’s employment will be at will. He will receive a base salary of $290,000 per year and he will be eligible to participate in the MSC Incentive Bonus Plan at a 50% level, effective March 1, 2006. He will also be entitled to receive long term incentive awards for fiscal year 2007, subject to appropriate approvals, of (i) 3,200 shares of restricted MSC common stock and (ii) options to purchase 24,000 shares of MSC common stock. MSC will also enter into its standard Change of Control Agreement with Mr. Froisland, which standard terms are summarized in MSC’s Annual Proxy Statement dated May 23, 2006 under the caption “Compensation of Executive Officers – Employment and Other Agreements,” and which section is incorporated herein by reference. MSC will also enter into its standard Indemnification Agreement with Mr. Froisland, a form of which was filed as Exhibit 10.R to MSC’s Annual Report on Form 10-K for the fiscal year ended February 28, 1999 and is incorporated herein by reference. The Indemnification Agreement sets forth the terms under which MSC officers would be indemnified by the corporation in accordance with the General Corporation Law of the State of Delaware.

Mr. Froisland’s appointment replaces Jeffrey J. Siemers as Chief Financial Officer effective June 21, 2006. Mr. Siemers’ intention to resign to pursue another career opportunity was previously announced by MSC.

Item 7.01 Regulation FD Disclosure

The information in Items 1.01 and 5.02 above are incorporated herein by reference in this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit No.	Document
	99.1	Press Release dated June 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Clifford D. Nastas
By: Clifford D. Nastas
Its: Chief Executive Officer

Date: June 26, 2006